UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2007 (July 9, 2007)

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway, Suite 2950, Houston, Texas  77027

(Address of principal executive offices)  (Zip Code)

(713) 780-9926

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On July 9, 2007, Trico Marine Services, Inc. (the “Company”) issued a press release announcing that it expects charter hire revenues for the three-month period ended June 30, 2007 to be in the range of $57 million to $59 million and operating income for the same period to be in the range of $4 million to $6 million.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Chief Executive Officer. On July 9, 2007, Trevor Turbidy, the Company’s Chief Executive Officer, resigned his position as President and Chief Executive Officer and as a director of the Company. Mr. Turbidy also resigned from his various positions at the Company’s subsidiaries.

Appointment of new Chief Executive Officer.  On July 9, 2007, Joseph S Compofelice, age 57, the Company's Executive Chairman, was appointed President and Chief Executive Officer of the Company.  Mr. Compofelice’s appointment as Chief Executive Officer is for a term of one year, and he is retaining his position as Chairman of the Board of the Company.

Mr. Compofelice has served as Chairman of the Board since May 2004. From March 31, 2005 through August 31, 2005, Mr. Compofelice served as the Company’s Interim Chief Executive Officer. Mr. Compofelice has served as a Partner of Houston Capital Advisors LP (f/k/a Catalina Capital Advisors LP), a boutique financial advisory, merger and acquisition investment bank since 2004. He was President and Chief Executive Officer of Aquilex Services Corp. (service and equipment provider to the power generation industry) from October 2001 to October 2003. From 1998 through 2000, Mr. Compofelice was the Chairman and Chief Executive Officer of CompX International Inc. (a provider of hardware components to the office furniture, computer and other industries). From 1994 to 1998, he was Director and Chief Financial Officer at NL Industries, Inc., Titanium Metals Corporation and Tremont Corp. Prior to that Mr. Compofelice was President of the Oilfield Equipment Group of Baroid Corporation and President of Smith Drilling Systems oilfield service entities.

A description of Mr. Compofelice’s compensatory arrangements is provided below in response to Item 5.02(e). The response to Item 5.02(e) is hereby incorporated by reference in its entirety in response to Item 5.02(b) of this Current Report on Form 8-K.

Resignation of Senior Vice President, Operations. On July 9, 2007, Larry D. Francois, the Company’s Senior Vice President, Operations, resigned his position as Senior Vice President, Operations, effective August 20, 2007.

(e)

Employment Agreement with Joseph S. Compofelice. Effective July 9, 2007, the Company entered into an employment agreement with Mr. Compofelice (the “Compofelice Agreement”). Pursuant to the terms of the Compofelice Agreement, Mr. Compofelice will receive an annual base salary of $500,000 and a one time bonus payment of approximately $50,000. Mr. Compofelice will also be eligible to participate in the Company’s annual cash incentive plan as approved from time to time by the Board in amounts to be determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board (or such committee, if any). Mr. Compofelice will be entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of the Company. The Compofelice Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. Compofelice’s employment and for a period of six months thereafter.

The Compofelice Agreement is effective for a term of one year beginning on July 9, 2007, and will be extended for successive one year terms unless either party gives written notice to the other that no such extension shall occur. If, outside of a Change in Control (as defined in the Compofelice Agreement), Mr. Compofelice’s employment is terminated by the Company prior to the expiration of the term, then, upon his termination, regardless of the reason therefore, all compensation and benefits to Mr. Compofelice under the Compofelice Agreement shall terminate with the termination of his employment. If Mr. Compofelice’s employment is terminated by the Company for a reason other than death, disability or Cause (as defined in the Compofelice Agreement) or by Mr. Compofelice for Good Reason (as defined in the Compofelice Agreement) in connection with, based upon, or within 12 months after, a Change in Control, then the Company shall provide Mr. Compofelice (i) a lump sum cash payment equal to the sum of: (A) 2.99 times Mr. Compofelice’s annual base salary at the rate in effect under the Compofelice Agreement on the date of termination (or, if higher, Mr. Compofelice’s annual base salary in effect immediately prior to the Change in Control), (B) 2.99 times the higher of (1) Mr. Compofelice’s highest annual bonus paid during the three most recent fiscal years or (2) Mr. Compofelice’s Target Bonus (as provided in the Company’s annual cash incentive plan) for the fiscal year in which Mr. Compofelice’s date of termination occurs, and (C) any bonus that Mr. Compofelice has earned and accrued as of the date of termination of his employment which relates to periods that have ended on or before such date and which have not yet been paid to Mr. Compofelice by the Company; (ii) all of the outstanding stock options, restricted stock awards and other equity based awards granted by the Company to Mr. Compofelice shall become fully vested and immediately exercisable in full on the date of termination of Mr. Compofelice’s employment; and (iii) Health Coverage (as defined in the Compofelice Agreement).

For so long as Mr. Compofelice is an employee of the Company, he will receive no additional compensation for services as a director; provided that the severance provisions of his Retirement Agreement with the Company, dated March 15, 2005, as amended, remain in full force and effect.

Restricted Stock and Option Awards to Joseph S. Compofelice. Pursuant to the 2004 Stock Incentive Plan and the Compofelice Agreement, Mr. Compofelice has been awarded 50,000 restricted shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and options to purchase 50,000 shares of the Common Stock. Half of the restricted shares awarded to Mr. Compofelice vest 30 days from the grant date.  The remaining restricted shares vest three years from the grant date and all of the options vest in three equal installments beginning on the first anniversary of the grant date.

The foregoing description of Mr. Compofelice’s restricted stock and option awards is qualified in its entirety by reference to such stock and option awards, copies of which were filed as Exhibit 10.1 to our Current Report on Form 8-K dated September 7, 2005 and Exhibit 10.4 to our Current Report on Form 8-K dated March 16, 2005, respectively, and are incorporated by reference into this Item 5.02.

Annual Incentive Plan Participation for Joseph S. Compofelice.  For the fiscal year ending December 31, 2007 (the “2007 Fiscal Year”), Mr. Compofelice will participate in the Company’s Annual Incentive Plan (the “Incentive Plan”), on a pro-rated basis based on the portion of the year during which he serves as Chief Executive Officer.  The payout multiples and target mix and weighting of the performance goals under the Incentive Plan for Mr. Compofelice for the 2007 Fiscal Year will be as follows:

Payout Multiples
Threshold Incentive Compensation (% of base salary)	50%
Target Incentive Compensation (% of base salary)	100%
Maximum Incentive Compensation (% of base salary)	150%

Performance Measures
Safety	10%
Corporate EBITDA	35%
Return on Capital	20%
Days Sales Outstanding (US/North Sea)	7.5% / 7.5%
Individual	20%

The performance period for Mr. Compofelice under the Incentive Plan for the 2007 Fiscal Year will be the Company’s performance over the third and fourth fiscal quarters of 2007 compared to a revised Company forecast for the 2007 Fiscal Year.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Executive Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 7, 2005).
10.2	Form of Executive Option Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated March 16, 2005).
99.1	Press release issued by Trico Marine Services, Inc. dated July 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
Dated: July 13, 2007	By: /s/ Rishi A. Varma
Rishi A. Varma
Chief Administrative Officer, Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 7, 2005).
10.2	Form of Executive Option Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated March 16, 2005).
99.1	Press release issued by Trico Marine Services, Inc. dated July 9, 2007